Portfolio Recovery Associates Reports First Quarter 2009 Results

EPS Totals $0.66 in Quarter as Cash Collections Rise 13% to Record $89.9 Million; Revenue Up 6% to $68.2 Million; Portfolio Acquisitions Total $52 Million

NORFOLK, VA -- (Marketwire - April 28, 2009) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $10.1 million, or $0.66 per diluted share, for the quarter ended March 31, 2009.

The Company's first-quarter 2009 profit represents a 15% decline from net income of $11.9 million, or $0.78 per diluted share, in the same period a year earlier.

Total revenue in the first quarter of 2009 increased 6% to $68.2 million, up from $64.1 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the first quarter of 2009, the Company applied 42.9% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 33.7% in the first quarter of 2008. The 2009 amortization rate included a $6.2 million allowance charge, equivalent to approximately $3.8 million after tax, or 25 cents per diluted share, against certain pools of finance receivables accounts. During the first quarter, the Company recorded a one-time equity compensation expense of $1.4 million, equivalent to approximately $900,000 after tax, or 6 cents per diluted share, related to the renewal of approximately 10 executive employment agreements.

"Despite a difficult collections environment brought on by the recession, Portfolio Recovery Associates' core businesses continued to perform well to start off 2009. The Company was able to produce record cash collections of nearly $90 million in the first quarter, as our efforts to improve collector productivity delivered results. Net income was hindered by an allowance charge related to several underperforming pools, but given the state of the overall economy, our performance represents yet another solid effort as we build Portfolio Recovery Associates for success over the long term," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

-  Cash collections rose 13% to $89.9 million in the first quarter of
   2009, up from $79.4 million in the year-ago period.  Call center and other collections increased 13%, external legal collections decreased
   19%, internal legal collections grew 95% and purchased bankruptcy collections gained 63% when compared with the year-earlier period.

   The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source
($ in thousands)                   Q12009  Q42008  Q32008  Q22008  Q12008
--------------------------------  ------- ------- ------- ------- -------
Call Center & Other  Collections  $50,914 $41,268 $43,949 $46,892 $44,883
External Legal Collections         17,790  18,424  21,590  22,471  21,880
Internal Legal Collections          3,539   2,652   2,106   1,947   1,819
Purchased Bankruptcy               17,628  16,904  15,362  13,732  10,820

-  Productivity, as measured by cash collections per hour paid, the
   Company's key measure of collector performance, finished at $147.45 for the first quarter 2009 versus $131.29 for all of 2008. Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $120.18 for the first quarter 2009 as compared with
   $109.82 for all of 2008. Excluding trustee remittances on purchased bankrupt accounts and legal collections, the comparison is $90.30 for
   Q1 2009 and $75.47 for all of 2008.

-  Revenue was $68.2 million in the first quarter, up 6% from $64.1 million in the same period a year ago. This was driven by record cash receipts of $106.8 million, up 18% from $90.9 million a year earlier. Cash receipts are comprised of both cash collections and revenue from the
   Company's fee-based businesses.

-  The Company purchased $961 million of face-value debt during the first quarter of 2009 for $52 million.  This debt was acquired in 87 portfolios from 19 different sellers.

-  The Company's fee-for-service businesses generated revenue of $16.9 million in the first quarter of 2009, up 48% from $11.5 million in the same period a year ago. These businesses accounted for 24.8% of the
   Company's overall revenue in the first quarter of 2009, up from 17.9%
   in Q1 2008.

-  The Company's cash balances were $16.5 million as of March 31, 2009, up from $13.9 million as of December 31, 2008.  During the quarter, the
   Company made net repayments of $2.0 million on its line of credit, leaving it with $266.3 million in outstanding borrowings at quarter's end. Remaining borrowing availability under the line was $98.7 million at March 31, 2009.

"Portfolio Recovery Associates turned in a solid performance from our core businesses in the first quarter, highlighted by a healthy improvement in cash collections per hour paid, our key measure of collector performance. While earnings were impacted by an allowance charge that resulted in 25 cents a share of EPS impact, this allowance was largely confined to just several underperforming pools. Heading into the balance of 2009, Portfolio Recovery Associates continues to produce strong cash flows, has a strong balance sheet and, therefore, ample resources to continue making portfolio acquisitions when we find good opportunities in the market," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

Conference Call Information

The Company will hold a conference call with investors tonight, Tuesday, April 28, 2009, at 5:30 p.m. EDT to discuss its first quarter results. Investors can access the call live by dialing 888-679-8038 for domestic callers or 617-213-4850 for international callers using the pass code 11134172.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 26792016. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via IGS.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                                      Three       Three
                                                      Months      Months
                                                      Ended       Ended
                                                    March 31,   March 31,
                                                       2009        2008
                                                    ----------  ----------

Revenues:
  Income recognized on finance receivables, net     $   51,276  $   52,628
  Commissions                                           16,927      11,476
                                                    ----------  ----------

      Total revenues                                    68,203      64,104

Operating expenses:
    Compensation and employee services                  26,663      21,127
    Legal and agency fees and costs                     12,118      12,252
    Outside fees and services                            2,111       2,321
    Communications                                       3,472       2,869
    Rent and occupancy                                   1,082         838
    Other operating expenses                             1,988       1,356
    Depreciation and amortization                        2,275       1,470
                                                    ----------  ----------

      Total operating expenses                          49,709      42,233
                                                    ----------  ----------

        Income from operations                          18,494      21,871

Other income and (expense):
  Interest income                                            3          30
  Interest expense                                      (1,978)     (2,499)
                                                    ----------  ----------

        Income before income taxes                      16,519      19,402

        Provision for income taxes                       6,447       7,530
                                                    ----------  ----------

        Net income                                  $   10,072  $   11,872
                                                    ==========  ==========

Net income per common share:
  Basic                                             $     0.66  $     0.78
  Diluted                                           $     0.66  $     0.78
Weighted average number of shares outstanding:
  Basic                                                 15,334      15,170
  Diluted                                               15,367      15,237

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                   March 31,   December 31,
ASSETS                                                2009         2008
                                                  -----------  ------------

Cash and cash equivalents                         $    16,549  $     13,901
Finance receivables, net                              576,600       563,830
Income taxes receivable                                 3,289         3,587
Property and equipment, net                            23,106        23,884
Goodwill                                               27,646        27,546
Intangible assets, net                                 12,761        13,429
Other assets                                           12,372        11,663
                                                  -----------  ------------

      Total assets                                $   672,323  $    657,840
                                                  ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities        $    14,224  $     17,602
  Deferred tax liability                               94,118        88,070
  Line of credit                                      266,300       268,300
  Long term debt and capital leases                     1,983             5
                                                  -----------  ------------

    Total liabilities                                 376,625       373,977
                                                  -----------  ------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000, issued and outstanding
   shares - 0                                               -             -
  Common stock, par value $0.01, authorized
   shares, 30,000, 15,451 issued and 15,339
   outstanding shares at March 31, 2009, and
   15,398 issued and 15,286 outstanding shares
   at December 31, 2008                                   153           153
  Additional paid-in capital                           76,647        74,574
  Retained earnings                                   219,119       209,047
  Accumulated other comprehensive (loss)/income,
   net of tax                                            (221)           89
                                                  -----------  ------------

    Total stockholders' equity                        295,698       283,863
                                                  -----------  ------------

      Total liabilities and stockholders' equity  $   672,323  $    657,840
                                                  ===========  ============

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                     Three        Three
                                                    Months       Months
                                                     Ended        Ended
                                                   March 31,    March 31,
                                                      2009         2008
                                                  -----------  -----------

Cash flows from operating activities:
    Net income                                    $    10,072  $    11,872
    Adjustments to reconcile net income to net
     cash provided by operating activities:
      Amortization of share-based compensation          1,998          739
      Depreciation and amortization                     2,275        1,470
      Deferred tax expense                              6,189        7,082
      Changes in operating assets and
       liabilities:
        Other assets                                     (798)         498
        Accounts payable and accrued
         liabilities                                   (3,740)      (2,020)
        Income tax receivable                             298          231
                                                  -----------  -----------

      Net cash provided by operating activities        16,294       19,872
                                                  -----------  -----------

Cash flows from investing activities:
  Purchases of property and equipment                    (829)      (1,568)
  Acquisition of finance receivables, net of
   buybacks                                           (51,365)     (94,231)
  Collections applied to principal on finance
   receivables                                         38,595       26,774
  Contingent payment made for acquisition                (100)           -
                                                  -----------  -----------

      Net cash used in investing activities           (13,699)     (69,025)
                                                  -----------  -----------

Cash flows from financing activities:
  Proceeds from exercise of options                        84          261
  Income tax (shortfall)/benefit from share-based
   compensation                                            (9)         211
  Proceeds from line of credit                         15,000       48,800
  Principal payments on line of credit                (17,000)           -
  Proceeds from long-term debt                          2,036            -
  Principal payments on long-term debt                    (53)           -
  Principal payments on capital lease obligations          (5)         (33)
                                                  -----------  -----------

      Net cash provided by financing activities            53       49,239
                                                  -----------  -----------

      Net increase in cash and cash equivalents         2,648           86

Cash and cash equivalents, beginning of year           13,901       16,730
                                                  -----------  -----------

Cash and cash equivalents, end of period          $    16,549  $    16,816
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest                          $     2,069  $     2,587
  Cash paid for income taxes                      $         1  $         1

Noncash investing and financing activities:
  Net unrealized change in fair value of
   derivative instrument                          $      (451) $         -

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com